Exhibit 10.2


                         MENDOCINO BREWING COMPANY, INC.
                             1994 STOCK OPTION PLAN
                         -------------------------------
                                  (As Amended)

1.   DEFINITIONS.

     As used in this Plan, the underlined terms set forth below have the meanings set forth in this Article 1.

     "Administrator" means the Board or any of its Committees appointed pursuant to Article 10.

     "Affiliate" means a parent or subsidiary corporation of the Company, whether now or hereafter existing, as defined in Sections 424(e) and (f) of the Code, respectively.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the applicable committee appointed by the Board under
Article 10.

     "Common Stock" means the common stock of the Company.

     "Company" means Mendocino Brewing Company, Inc., a California corporation.

     "Consultant" means

          (a) any persons, including an advisor, who is engaged by the Company or any Affiliate to render services, either on a continuous or project-by-project basis, who is compensated for such services, but who is not an Employee; and

          (b) any director who is not an Employee, regardless of whether the director is compensated for such services.

     "Control Person" means a person who directly or indirectly controls, is controlled by or is under common control with the Company.

     "Corporate Transaction" means

          (a) a merger in which the shares of the Company outstanding immediately before the merger, or in which shares of the surviving entity issued with respect to shares of the Company outstanding immediately before the merger, represent 50% or less of the combined voting power of all of the Company's outstanding stock;

          (b) the sale, transfer, or other disposition of all or substantially all of the assets of the Company; or


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          (c)  any other corporate reorganization or business combination in which the beneficial ownership of 50% or more of the combined voting power of all of the Company's outstanding stock is transferred.

     "Employee" means any person, including an officer or director, employed by the Company or any Affiliate. The payment of a director's fee by the Company does not by itself constitute employment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any date:

          (a) the closing sales price (or the closing bid, if no sales were reported), as quoted on a stock exchange or national market system (including without limitation the Nasdaq National Market System), for the last market trading day most recently in the Wall Street Journal or such other source as the Administrator deems reliable; or

          (b) if (a) does not apply, the mean between the high and low asked prices for the Common Stock regularly quoted by a recognized securities dealer during the previous 30 days; or

          (c) if (a) and (b) do not apply, the value determined in good faith by the Administrator.

     "Incentive Option" means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

     "Nonstatutory Option" means an Option not intended to qualify as an Incentive Option.

     "Option" means an option to purchase Common Stock granted pursuant to this Plan.

     "Option Agreement" means a written agreement, signed by the Optionee and a duly authorized representative of the Company, evidencing the grant of an Option.

     "Optionee" means an Employee or Consultant who receives an Option.

     "Outside Director" means a member of the Board who is not an Employee or an officer of the Company or any Affiliate.

     "Plan" means this 1994 Stock Option Plan.

     "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

     "Share" means a share of the Common Stock, as adjusted in accordance with
Article 9.

     "Tax Date" means the date on which the amount of any tax to be withheld upon exercise of an Option is to be determined.


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     "Termination of Employment" means the interruption or termination of the employment relationship by the Company or any Affiliate for any reason including resignation, discharge, death, or retirement, but does not include a termination where there is a simultaneous reemployment of the Optionee by the Company or an Affiliate as an Employee or, in the sole discretion of the Administrator, as a Consultant. Employment is not considered to be interrupted by (a) sick leave;

          (b)  military leave;

          (c) any other leave of absence for 90 days or less approved by the Board, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or

          (d) transfers between locations of the Company or between the Company and its Affiliates or successor.

     For Consultants, "Termination of Employment" means ceasing to render services on at least a periodic basis. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions to Termination of Employment.

2.   PURPOSE.

     The purpose of this Plan is to advance the interests of the Company by giving the Company's Employees and Consultants incentive through ownership of the Company's stock to continue in the service of the Company and thereby to help the Company compete effectively with other enterprises for the services of qualified individuals. Options granted under this Plan may be Incentive Options or Nonstatutory Options, as determined by the Administrator at the time of grant of any Option and subject to the applicable provisions of Code Section 422, the regulations promulgated thereunder, or another relevant provisions of the Code and regulations.

3.   STOCK SUBJECT TO THIS PLAN.

     Subject to the adjustment as provided in Article 9, the Company may issue Options to purchase up to 1,000,000 Shares. Options that terminate for any reason other than exercise may be issued again in the future unless this Plan has been terminated. The Company shall at all times reserve for issuance pursuant to this Plan a number of its authorized but unissued Shares equal to the number of Shares issuable pursuant to this Plan. Exercise of an Option shall decrease the number of Shares available, both under this Plan and under the Option, by the number of Shares as to which the Option is exercised.

4.   TERM OF PLAN.

     This Plan shall become effective upon its adoption by the Board. Within 12 months after the date of such adoption, this Plan shall be approved by the shareholders in the Company in the degree and manner required under applicable state and federal law. No option shall become exercisable unless and until such shareholder approval has been obtained. Unless sooner terminated under Article 9 or 10, this Plan shall terminate upon the earlier of (a) the tenth


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anniversary of its adoption by the Board or (b) the date on which all Shares available for issuance under this Plan have been issued. Any Option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.

5.   ELIGIBILITY.

     The Company may grant Nonstatutory Options to Employees and Consultants, except that Outside Directors who serve as Administrator under Section 10.1 are eligible to receive Option grants only in accordance with Article 8. The Company may grant Incentive Options only to Employees. The Company may grant eligible Optionees additional Options.

6.   TERMS OF OPTIONS.

     6.1 Written Agreements. Grants of Options shall be evidenced by an Option Agreement, which shall contain the provisions that this Plan requires and may contain additional provisions that do not conflict with this Plan as the Administrator deems appropriate. Option Agreements need not have identical terms. Each Option Agreement shall be subject to this Plan.

     6.2 Term of Option. The term of each Option shall be no more than 10 years from the date of grant. The term of an Option granted to person who, at the time the Option is granted, owns (as that term is defined in Code Section 424(d)) stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years from the date of grant.

     6.3 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but in no event shall the per Share exercise price of an Incentive Option be less than the Fair Market Value per Share on the date of grant, and in no event shall the per Share exercise price of a Nonstatutory Option be less than 85% of the Fair Market Value per Share on the date of grant. In the case of an Option granted to an Employee who, at the time of the grant of such Option, owns, as that term is defined in Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

     6.4 Termination of Employment.

          6.4.1 General Rule. Unless determined otherwise by the Administrator pursuant to Section 6.6, to the extent not already expired or exercised, and except as provided otherwise by this Section 6.4, every Option shall terminate at the earlier of:

               (a)  the expiration date as set forth in the Option Agreement; or

               (b) 3 months after Termination of Employment for reasons other than death or disability;

     An Option shall be exercisable after Termination of Employment only to the extent that it was exercisable on the date of Termination of Employment. Upon the expiration of the period of


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

exercisability after Termination of Employment or (if earlier) upon the expiration of the Option term, the Option shall terminate.

          6.4.2 Death or Disability. If Termination of Employment is due to the Optionee's death or disability (as defined in Code Section 22(e)(3)), unless determined otherwise by the Administrator pursuant to Section 6.6, the Option, to the extent not already expired or exercised, shall terminate at the earlier of (a) the expiration date as set forth in the Option Agreement, or (b) one year after the date of the Optionee's disability or death. In the event of the death of the Optionee, the Option shall be exercisable by the Optionee's estate or any person who acquired the right to exercise the Option by bequest or inheritance.

          6.4.3 Special Rule for Incentive Options. For purposes of this Section 6.4, the limited period of exercisability of Incentive Options following Termination of Employment shall be measured from the date the Optionee ceased to be Employee.

          6.4.4 Change of Status from Employee to Consultant. Unless the Administrator determines otherwise in its sole discretion, following termination of an Optionee's employment with the Company or an Affiliate as an Employee where there is a simultaneous reemployment of the Optionee by the Company or an Affiliate as a Consultant, any Incentive Options held by the Optionee shall, at the time the options would otherwise have terminated pursuant to subsection 6.4.1, instead convert to Nonstatutory Options.

     6.5 Extension of Exercise Period. The Administrator may at any time extend the expiration date of an Option following the Optionee's Termination of Employment beyond the periods specified in Section 6.4, but not beyond the expiration date set forth in the Option Agreement. Unless the Optionee agrees to convert an Incentive Option into a Nonstatutory Option or the Option will continue to meet the requirements of an Incentive Option, the Administrator may not:

          (a) extend the expiration date of an Incentive Option after the Company has granted the Option, or

          (b) extend the expiration date of an Incentive Option, beyond one year after Termination of Employment by reason of death or disability or 3 months after Termination of Employment for other reasons.

     6.6 Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

     6.7 Type of Option. Each Option Agreement shall clearly state whether or not the Option is intended to qualify as an Incentive Option. If only a portion of an Option is intended to so qualify, (a) the Option Agreement shall so state, and (b) the Option Agreement shall not require that the number of Incentive Options exercised reduces the size the Nonstatutory Option portion, or vice-versa.


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

     6.8 Limitation on Incentive Options. The aggregate Fair Market Value of the Shares for which one or more Incentive Options granted to a single Employee under this Plan (or any other Incentive Option plan of the Company or any Affiliate) may for the first time become exercisable as Incentive Options under the Code during any one calendar year shall not exceed $100,000 or such other amount as may be permitted under subsequent amendments to Code Section 422. To the extent that any two or more Incentive Options violate this limitation, the excess Options shall be treated as Nonstatutory Options. For purposes of this
Section 6.9, Incentive Options shall be taken into account in the order in which they are granted, and the Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

     6.9 Time of Granting Options. The date the Company is deemed to grant an Option shall, for all purposes, be the date on which the Administrator decides to grant the Option, or such other date as the Administrator may designate. The Administrator shall notify each Employee or Consultant to whom an Option is granted within a reasonable time after the date of grant.

     6.10 No Employment Agreement. No Option Agreement, nor anything contained in this Plan, shall confer upon any Optionee any right of employment or consulting relationship with the Company or interfere in any way with the right of the Optionee or the Company to terminate such employment or consulting relationship at any time, with or without cause.

     6.11 Notice of Disqualifying Disposition of Incentive Options. Optionees shall give the Company written notice of any disposition of any Share acquired pursuant to exercise of an Incentive Option if the disposition occurs within (a) two years of the date the Option was granted or (b) one year of the date the Optionee purchased the Share, whichever occurs later. A disposition includes any sale, exchange, gift, or other transfer or attempted transfer of legal title. The notice shall include the Optionee's name, the number of Shares disposed of, and the dates and prices the Shares were acquired and disposed of. Failure to give such notice may result in the Company's failure to claim income tax deductions with respect to the issuance of the Shares.

     6.12 Adjustments to Option Rights. Subject to the general limitations of this Plan, the Administrator may adjust the exercise price, term, or any other provision of an Option (other than Options granted pursuant to Article 8) by canceling and regranting the Option or by amending or substituting the Option. Options that have been so adjusted may have higher or lower exercise prices, have longer or shorter terms, or be subject to different rights and restrictions than prior Options. The Administrator may also adjust the number of Options granted to an Optionee by canceling outstanding Options or granting additional Options. Except for adjustments necessary to ensure compliance with any applicable state or federal law, no such adjustment shall impair an Optionee's rights under any Option Agreement without the consent of the Optionee.

7.   EXERCISE OF OPTIONS.

     7.1 When Options Become Exercisable. Options shall be exercisable in cumulative annual increments of at least 20% per year over five years from the date the Options are granted, but otherwise at such times and under such conditions as the Administrator may determine.


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

Exercisability may also depend upon satisfaction of performance criteria by the Company and/or the Optionee. Options granted to officers and directors of the Company shall not be exercisable in whole or in part until six months after the date of grant. No Option shall be exercisable until the Company and the Optionee sign an Option Agreement acceptable to the Company.

     7.2 No Fractional Shares. An Option may not be exercised for a fraction of a Share.

     7.3 Exercise Procedure. An Option is exercised when the person entitled to exercise the Option gives written notice of exercise to the Company in accordance with the terms of the Option the Company receives full payment for the Shares issuable upon such exercise. Full payment may consist of any consideration and method of payment allowable under Section 7.4 of this Plan, subject to the approval of the Administrator. Notwithstanding the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares until the Company issues a stock certificate evidencing the Shares and the transfer agent makes an appropriate entry on the stock record books of the Company. The Company shall issue a stock certificate promptly upon valid exercise of an Option.

     7.4 Payment for Shares. The Administrator shall determine the consideration to be paid and the method of payment for Shares to be issued upon exercise of an Option. Unless the Optionee agrees to convert an Incentive Option into a Nonstatutory Option or the Option will continue to meet the requirements of an Incentive Option, the Administrator shall not change the consideration to be paid or the method of payment after the date of grant. Consideration to be paid for Shares may consist entirely of

          (a)  cash;

          (b)  check;

          (c)  promissory note;

          (d)  other Shares which

               (i) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and

               (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised;

          (e) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

          (f)  any other lawful consideration; or

          (g)  any combination of the foregoing methods of payment.


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

Unless the Company becomes a Delaware corporation, the Company shall not extend or guarantee credit to any Optionee in connection with an Option exercise in excess of the amount equal to the sum of the total aggregate exercise price of the Options exercised plus any federal and state income and employment tax liability incurred by the Optionee in connection with the Option exercise. If the Company becomes a Delaware corporation, the Company shall not extend or guarantee credit to the Optionee in connection with an Option exercise in excess of the amount equal to the sum of that portion of the total aggregate exercise price of the Options exercised that exceeds the amount determined to be capital under Section 154 of the Delaware General Corporation Law plus any federal and state income and employment tax liability incurred by the Optionee in connection with the Option exercise.

     7.5 Withholding Tax Obligations. At the time of exercise of an Option, the Optionee shall pay to the Company by bank cashier's check or other form of payment acceptable to the Company, all applicable federal and state withholding and employment taxes as determined by the Company in its sole discretion. If authorized by the Administrator in its sole discretion, and if the Option has been held for six months or more, any Optionee may elect to have the Company withhold from the Shares to be issued upon exercise of the Option a number of Shares having a Fair Market Value as determined on the Tax Date equal to the amount required to be withheld. All such elections shall be in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the Optionee must make the election on or before the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares with respect to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator; and

          (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
               Section 16 of the Exchange act with respect to Plan transactions.

8.   DISINTERESTED ADMINISTRATORS.

     Members of the Board who serve as Administrator under Section 10.1 shall not be eligible to receive any additional options under this Plan or any other stock plan of the Company or any Affiliate, except as permitted by Rule 16b-3.

9.   ADJUSTMENTS OF AND CHANGES IN STOCK.

     9.1 Adjustments. Subject to any required action by the shareholders, the number of Shares covered by each outstanding Option, the number of additional Shares eligible for issuance under this Plan, and the per Share exercise price shall be proportionately adjusted upon any change in the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of Shares, or other change affecting the


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

outstanding Common Stock as a class without receipt of consideration, unless the change results in the termination of all outstanding Options. The Administrator shall make the adjustments. The Administrator's adjustments shall be final, binding, and conclusive. Except as expressly provided in this Plan, no issuance of stock of any class, or of securities convertible into stock of any class, shall affect the number or exercise price of Shares subject to outstanding Options.

     9.2 Dissolution. The Board shall notify the Optionees at least fifteen (15) days before any proposed dissolution or liquidation of the Company. The outstanding unexercised Options shall terminate immediately before the dissolution or liquidation of the Company.

     9.3 Corporate Transactions. Upon the consummation of a Corporate Transaction, all outstanding Options shall terminate to the extent not previously exercised or assumed by the successor corporation or its parent. Notwithstanding the foregoing, the Company may, in its discretion, at any time within 30 days before any scheduled closing of a Corporate Transaction, cancel all outstanding Options and pay to each Optionee (a) the estimated amount per Share that the Optionee would receive at the closing with respect to any Shares the Optionee would receive upon exercise immediately before the closing of all Options that would be exercisable on the closing date, minus (b) the aggregate exercise price of the exercisable Options. The Company may withhold from such amount any taxes that the Company is required to withhold.

     9.4 Other Changes. Upon any other relevant change in the capitalization of the Company, the Administrator may, as it deems appropriate, provide for an equitable adjustment in the number of Shares then subject to this Plan and to any outstanding Options, and to the exercise price of outstanding Options.

     9.5 No Fractional Shares. No right to purchase fractional Shares shall result from any adjustment to outstanding Options pursuant to this Article. Upon any such adjustment, the number of Shares subject to outstanding Options of each Optionee shall be rounded down to the nearest whole Share. The Company shall give notice of any adjustment to each holder of Options that have been so adjusted. Such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

10.  ADMINISTRATION OF PLAN.

     10.1 Administration With Respect to Directors and Officers. With respect to grants of Options to officers or directors of the Company, this Plan shall be administered by (a) the Board if the Board may administer this Plan in compliance with Rule 16b-3, or (b) a Committee of the Board, which shall be constituted in such a manner as to permit this Plan to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of such Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer this Plan, all to the extent permitted by Rule 16b-3.

     10.2 Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, this Plan shall be administered by (a) the Board or (b) a Committee of the Board,


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

which shall be constituted in such a manner as to satisfy the legal requirements relating to the grant of Options and the administration of Incentive Option plans. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of such Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer this Plan, all to the extent permitted by applicable law.

     10.3 Multiple Administrative Bodies. If permitted by Rule 16b-3, this Plan may be administered by different bodies with respect to directors, non-director officers, and Employees and Consultants who are neither directors nor officers.

     10.4 Powers of the Administrator. Subject to the provisions of this Plan and in the case of a Committee, the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion:

          (a)  to determine the Fair market Value of the Common Stock;

          (b) to select the Employees and Consultants to whom Options may from time to time be granted under this Plan;

          (c)  to determine whether Options are granted;

          (d)  to determine the number of Shares to be covered by each Option;

          (e)  to approve forms of Option Agreement for use under this Plan;

          (f) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted under this Plan (including, but not limited to, the exercise price and any restriction or limitation on any Option and/or the Shares relating thereto, based in each case on such factors as the Administrator may determine, in its sole discretion);

          (g) to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock under Section 10.5;

          (h)  to adopt rules and regulations for implementing this Plan;

          (i)  to interpret this Plan; and

          (j) to take such other action as is appropriate to the administration of this Plan.

     10.5 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator may establish and communicate to the Optionee at the time that the offer is made.


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

     10.6 Rule 16b-3. Unless the Board determines otherwise in a specific case, Options granted to persons subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required to qualify for the maximum exemption from
Section 16(b) of the Exchange Act with respect to Plan transactions. In no event shall the Board take any action that would violate Section 10.1 of this Plan.

     10.7 Effect of Administrator's Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other persons having an interest in any Options.

11.  AMENDMENT AND TERMINATION OF THE PLAN.

     11.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is necessary to enable this Plan to comply with Rule 16b-3, Code Section 422, or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange if the Company is then subject to such requirements.

     11.2 Effect of Amendment or Termination. Except as provided in this Plan or in an Option Agreement, no amendment, suspension, or termination of this Plan shall alter or impair the rights of any Optionee under any Option outstanding at the time without the written consent of the Optionee.

     11.3 Amendments Required by Code. Notwithstanding the provisions of Section 11.2, the Board hereby reserves the right to amend or modify this Plan and any Options outstanding to the extent necessary to qualify Options for such favorable federal income tax treatment as may be afforded employee stock options under Code Section 422 and regulations subsequently promulgated thereunder.

12.  CONDITIONS UPON ISSUANCE OF SHARES.

     The Company shall obtain all approvals and permits required by regulatory authorities who have jurisdiction over this Plan, the Options, or the Shares (including, without limitation, any stock exchange or market upon which the Shares may then be listed or traded) before implementing this Plan, granting Options, or issuing Shares. The inability of the Company to obtain any such approvals or permits shall relieve the Company of any liability for failing to grant Options or issue Shares with respect to which such approval or permit has not have been obtained. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any applicable exemption from registration or qualification under federal or state law.

13.  INFORMATION TO OPTIONEES.

     The Company shall provide each Optionee, during the period for which the Optionee has one or more Options outstanding, copies of all annual reports and other information that the Company provides to its shareholders. This Article 13 shall not be construed to require the


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

Company to provide such information to employees whose duties in connection with the Company assure their access to equivalent information.

14.  TAX STATUS.

     The Company does not hereby, nor by way of any plan, document, Option Agreement, or otherwise, represent or warrant to any person, including the Optionees, that the grant or exercise of an Option or the subsequent disposition of Shares obtained by the exercise of an Option pursuant to this Plan, or any other aspect of this Plan, will have any particular tax effect. Optionees are responsible for understanding the tax effects of the Options on them.

15.  PLAN GOVERNS.

     If there is any inconsistency between this Plan and any documents related to this Plan, including any Option Agreement, this Plan shall govern. Nothing contained in this Plan shall be construed to constitute, or be evidence of, any right in favor of any person to receive Options.

16.  APPLICABLE LAW; SEVERABILITY.

     This Plan shall be governed and construed in all respects in accordance with the laws of the State of California excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. Incentive Options granted under this Plan shall be interpreted and administered in accordance with Code Section 422. If any provision is susceptible of more than one interpretation, it shall be interpreted in a manner consistent with this Plan being an Incentive Option plan. If any provision of this Plan is found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.


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